UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material under §240.14a-12

VIVUS, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 14, 2013, VIVUS, Inc., or the Company or VIVUS, issued a press release announcing that the Company’s 2013 Annual Meeting of Stockholders, scheduled to be held on July 15, 2013, would be adjourned until Thursday, July 18, 2013.  A copy of the press release is attached hereto as Exhibit 1.

Important Additional Information

On June 3, 2013, VIVUS filed a definitive proxy statement and GOLD proxy card with the Securities and Exchange Commission, or the SEC, in connection with the solicitation of proxies for its 2013 Annual Meeting of Stockholders. Stockholders are strongly advised to read VIVUS’s 2013 proxy statement because it contains important information.  Stockholders may obtain a free copy of the 2013 proxy statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or VIVUS’s website at www.vivus.com.

Exhibit 1

VIVUS, Inc.	Proxy Solicitor:
Timothy E. Morris	Morrow & Co., LLC
Chief Financial Officer	Joseph J. Mills
morris@vivus.com	jmills@morrowco.com
203-658-9423

Investor Relations:	Media Relations:
The Trout Group	Joele Frank, Wilkinson Brimmer Katcher
Brian Korb	Matthew Sherman
bkorb@troutgroup.com	msherman@joelefrank.com
646-378-2923	212-355-4449

FIRST MANHATTAN CO.’S FALSE AND MISLEADING STATEMENTS
REPORTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION

VIVUS Demands Immediate Corrective Disclosure by FMC

VIVUS to Adjourn Annual Meeting of Stockholders to Thursday, July 18, 2013

Urges Stockholders to Vote FOR the Company’s Nominees on the GOLD Proxy Card

MOUNTAIN VIEW, Calif., July 14, 2013 — VIVUS, Inc. (NASDAQ: VVUS) (VIVUS or the Company), a pharmaceutical company commercializing and developing innovative, next-generation therapies to address unmet needs in obesity and sexual health, today announced that it has informed the U.S. Securities and Exchange Commission (SEC), and provided supporting documentation, that paid advisors of First Manhattan Co. (FMC) made false and misleading statements to VIVUS stockholders regarding the recommendation of Institutional Shareholder Services (ISS) in connection with the Company’s 2013 Annual Meeting of Stockholders. Furthermore, VIVUS reported to the SEC that FMC did not file the required disclosures with the SEC regarding these statements. VIVUS has requested that the SEC require FMC to take corrective actions that are adequate to address the level and extent of the false and misleading statements made by FMC.

In light of these developments and the expected time required for FMC to adequately remedy these actions, and for VIVUS stockholders to be fully informed of FMC’s misleading activities, the VIVUS Board of Directors has directed that the Annual Meeting of Stockholders be adjourned from Monday, July 15, 2013 to Thursday, July 18, 2013 at 8:00am Pacific Time, at the Company’s headquarters at 351 East Evelyn Avenue, Mountain View, CA 94041. VIVUS believes that its stockholders are entitled to have sufficient time to consider accurate information and make informed voting decisions that are not tainted by the false and misleading statements made by FMC.

DO NOT REWARD FMC FOR MAKING FALSE AND MISLEADING STATEMENTS

If FMC cannot conduct itself in accordance with the federal securities laws, we believe stockholders should have significant concerns about supporting FMC’s efforts to replace the VIVUS Board and take control of the Company and your investment.

The vote of every VIVUS stockholder is extremely important, no matter how many or how few shares they own. Whether or not VIVUS stockholders plan to attend the Annual Meeting, they have an opportunity to protect their investment in VIVUS by voting the GOLD proxy card.  Since time is short, the Company asks that stockholders please vote by telephone or Internet according to the instructions on the GOLD proxy card. Even if stockholders have already voted using the white proxy card, they have the right to change their vote to the GOLD proxy card and support VIVUS’s director nominees.

Voting by telephone or Internet is the best way for stockholders to ensure that their votes will be counted.  Please do not return or otherwise vote any white proxy card sent to you by FMC.

If you have any questions or would like assistance

in voting your GOLD proxy card, please contact:

Call Toll Free: (800) 607-0088

Call Collect: (203) 658-9400

E-mail: vivusinfo@morrowco.com

About VIVUS

VIVUS is a biopharmaceutical company commercializing and developing innovative, next-generation therapies to address unmet needs in obesity, sleep apnea, diabetes and sexual health. For more information about the company, please visit www.vivus.com.

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “opportunity” and “should,” among others. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. VIVUS does not undertake an obligation to update or revise any forward-looking statements. Investors should read the risk factors set forth in VIVUS’s Form 10-K for the year ending December 31, 2012, as amended by the Form 10-K/A filed on April 30, 2013 and by the Form 10-K/A filed on June 12, 2013, and periodic reports filed with the SEC.

Important Additional Information

On June 3, 2013, VIVUS filed a definitive proxy statement and GOLD proxy card with the SEC in connection with the solicitation of proxies for its 2013 Annual Meeting of Stockholders. Stockholders are strongly advised to read VIVUS’s 2013 proxy statement because it contains important information. Stockholders may obtain a free copy of the 2013 proxy statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or VIVUS’s website at www.vivus.com.